UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2011

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices) (Zip Code)

(775) 448-7777
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         Upon the effectiveness of the appointment of Eric A. Berg as President of International Game Technology (the “Company”), Patti S. Hart, who has been serving as the Company’s President and Chief Executive Officer since April 2009, will cease serving as President of the Company and will continue to serve as Chief Executive Officer of the Company.

(c)         On July 6, 2011, the Company announced the appointment of Eric A. Berg, age 48, to serve as its President, effective July 18, 2011, subject to obtaining regulatory approvals.  Mr. Berg will report to the Company’s Chief Executive Officer.

Mr. Berg served most recently as Chief Executive Officer of SunGard Availability Services, a business unit of SunGard Corporation, from October 2007 to February 2010 and as Senior Vice President and Chief Administrative Officer of NCR Corporation from July 2003 to October 2007.  Mr. Berg holds a bachelor of science degree in industrial engineering from the University of Illinois and a master in business administration from Harvard University.

Mr. Berg will receive an annual base salary of $450,000, as well as a signing bonus of $300,000.  Mr. Berg will also be eligible to receive an annual target incentive bonus equal to 100% of his base salary, up to a maximum of 200% of his base salary, based on the Company’s financial performance and other criteria to be determined by the Compensation Committee of the Board.  For fiscal 2011, Mr. Berg will receive a guaranteed pro-rated incentive bonus equal to 100% of his base salary for the period from July 18, 2011 through October 1, 2011.  Mr. Berg will also receive the Company’s standard executive relocation package and a stipend of $10,000 per month for a period of 12 months.

Upon commencement of his employment, Mr. Berg will receive an initial grant of (i) 36,365 restricted stock units (RSUs), which will vest in equal installments on the first, second, third and fourth anniversaries of his employment with the Company and (ii) options to purchase 112,200 shares of the Company’s common stock, which will vest in equal installments on the first, second, third and fourth anniversaries of his employment with the Company.

The Company will enter into its standard forms of Indemnification Agreement and Executive Transition Agreement with Mr. Berg.

There are no family relationships between Mr. Berg and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 6, 2011, the Company issued a press release announcing Mr. Berg’s appointment as President.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release issued by International Game Technology, dated July 6, 2011, announcing appointment of Eric A. Berg as President

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: July 12, 2011	By:	Robert C. Melendres
Robert C. Melendres
Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by International Game Technology, dated July 6, 2011, announcing appointment of Eric A. Berg as President